================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                 ------------
                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                    -------
                              (Amendment No. ___)

[x]  Filed by the Registrant

[_]  Filed by a Party other than the Registrant

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          HEARTLAND TECHNOLOGY, INC.

--------------------------------------------------------------------------------

               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE  (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid: $

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:
================================================================================

                          HEARTLAND TECHNOLOGY, INC.
                           330 North Jefferson Court
                           CHICAGO, ILLINOIS  60661

                                   ---------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               October 31, 2000

                                   ---------

TO THE HOLDERS OF COMMON STOCK OF HEARTLAND TECHNOLOGY, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Heartland Technology, Inc. (the "Company") will be held at 10:00 A.M., local time, on October 31, 2000, at The LaSalle National Bank, 135 South LaSalle Street, 2/nd/ Floor, Conference Room 2F, Chicago, Illinois 60603, for the following purposes:

          1. To elect two directors of the Company to hold office until the 2003 Annual Meeting of Stockholders and until such directors' successor shall be elected and qualified.

          2. To consider and vote upon a proposal to amend the Company's 1997 Incentive and Capital Accumulation Plan.

          3. To vote upon the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year 2000.

          4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only holders of record of the Company's common stock at the close of business on September 22, 2000, are entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders and any adjournment(s) thereof. Such stockholders may vote in person or by proxy. A list of the stockholders entitled to vote will be available for examination at the office of the secretary of the company, 330 North Jefferson Court, Suite 305, Chicago, Illinois for a period of 10 days prior to the Annual Meeting.

     Stockholders who find it convenient are cordially invited to attend the meeting in person. Whether or not you intend to be present in person or to be otherwise represented at the meeting, you are requested to complete, sign and date the enclosed proxy card and return it in the enclosed envelope. This action will not limit your right to revoke your proxy in the manner described in the accompanying Proxy Statement or to vote in person if you wish to attend the Annual Meeting and vote personally.

                                         By Order of the Board of Directors,

                                         /s/ Richard P. Brandstatter

                                         Richard P. Brandstatter
                                         Vice President-Finance,
                                         Secretary and Treasurer

Dated: September 25, 2000

                           HEARTLAND TECHNOLOGY, INC.

                                _______________

                                PROXY STATEMENT
                                    FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                October 31, 2000

                                ________________


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Heartland Technology, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at 10:00 A.M., local time, on October 31, 2000, at The LaSalle National Bank, 135 South LaSalle Street, 2/nd/ Floor, Conference Room 2F, Chicago, Illinois 60603, and at any adjournment(s) thereof (the "Annual Meeting").

     If the proxy card accompanying this Proxy Statement is properly executed and returned, the shares of common stock, $.30 par value per share, of the Company (the "Common Stock"), represented thereby will be voted as instructed on the proxy card, but if no instructions are given, such shares of Common Stock will be voted (1) for the election as directors of the nominees of the Board of Directors named below, (2) in favor of the Amendment to the Milwaukee Land Company 1997 Incentive and Capital Accumulation Plan, (3) in favor of the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the 2000 fiscal year and (4) in the discretion of the proxies named on the proxy card on any other proposals to properly come before the meeting or any adjournment(s) thereof.

     Any proxy may be revoked prior to its exercise, but the attendance at the meeting by any stockholder who has previously given a proxy will not have the effect of revoking his or her proxy as the case may be, unless such stockholder delivers written notice of revocation to the Secretary of the Annual Meeting of Stockholders prior to the exercise of the rights specified by the proxy. The approximate date of mailing of this Proxy Statement and the accompanying proxy is September 25, 2000. The Annual Report of the Company for the year ended December 31, 1999, including audited financial statements for the Company was mailed April 28, 2000. Shareholders added to the registrar's records from April 29, 2000 to September 22, 2000 will be mailed the Annual Report of the Company on September 25, 2000.

                                     VOTING

     The close of business on September 22, 2000, is the date fixed by the Board of Directors for the determination of stockholders of record entitled to notice of, and to vote at, the Annual Meeting. On the record date there were issued and outstanding 1,671,238 shares of Common Stock. Each share of Common Stock is entitled to vote with respect to each matter to be voted upon. At all meetings at which a quorum is present, a plurality of the votes cast shall elect directors. Consequently, only shares that are voted in favor of the nominees for election as Class I directors will be counted toward such nominees' attaining a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withholds authority to vote for such nominees (including broker non-votes) will not be counted toward such nominees' attainment of a plurality.

     Approval of the proposal to amend the Milwaukee Land Company 1997 Incentive and Capital Accumulation Plan requires the affirmative vote of a majority of the outstanding shares of common stock. Abstentions and broker non-votes will have the same effect as votes against the proposal.

     Approval of the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the 2000 fiscal year requires the affirmative vote of holders of a majority of the shares of Common Stock represented in person or by proxy at a meeting at which a quorum is present. Abstentions will have the same effect as votes against the proposal because the shares are considered present at the meeting, but are not affirmative votes, and broker non-votes will not be counted in respect of the proposal.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of September 7, 2000, certain information concerning ownership of shares of the Common Stock: (i) by persons who are known by the Company to be beneficial owners of more than 5% of the outstanding shares of the Common Stock; (ii) by each director and nominee of the Company; (iii) by each Named Executive Officer (as defined under the heading "Executive Compensation"); and (iv) by all directors and executive officers of the Company as a group. As of September 7, 2000, there were 1,671,238 shares of Common Stock outstanding.


                                         Amount and
                                         Nature of                      Percent
Name of Beneficial Owner          Beneficial Ownership (1)            of Class (2)
-------------------------        --------------------------           ------------

Ezra K. Zilkha                             185,000  (3) (4)              9.0%
 767 Fifth Avenue
 Suite 4605
 New York, NY 10153

Martin S. Roher                            154,750  (11)                 7.5%
 One Embarcadero Center
 Suite 2330
 San Francisco, CA 94111

MSR Capital Partners                       113,500  (5)                  5.5%
 One Embarcadero Center
 Suite 2330
 San Francisco, CA 94111

Jerold S. Solovy                           125,000  (6)                  6.1%
 c/o Jenner & Block
 One IBM Plaza
 Chicago, IL 60611-7602

Dorsey R. Gardner                          134,800  (7)                  6.6%
 P.O. Box 190240
 Miami Beach, FL 33119

Gordon H. Newman                             1,000                         *

Robert S. Davis                              2,000                         *

Edwin Jacobson                             174,500  (8) (9)              8.5%

John R. Torell III                          15,000                         *

All directors and executive                377,500  (10)                18.4%
officers as a group
(consisting of 7 persons)

________________________________
*Constitutes less than one percent.

(1) Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such securities.

(2) In each case the percent of the class is calculated on the basis that 380,000 shares represented by stock options and warrants are deemed outstanding. No voting or investment power exists with respect to such shares prior to exercise and acquisition.

(3) Based on a Schedule 13D, dated January 17, 1996, and to the Company's knowledge, Mr. Zilkha is a member of a group consisting of himself, The Zilkha Foundation, Inc. and Zilkha & Sons, Inc. Mr. Zilkha directly owns and has sole voting and investment power over all shares except for: 1,500 shares owned by his wife, as to which he shares voting and investment power; 15,000 shares owned by The Zilkha Foundation, Inc., as to which Mr. Zilkha may be deemed to share voting and dispositive power with the other directors and officers of the foundation; and 24,500 shares owned by Zilkha & Sons, Inc., as to which Mr. Zilkha may be deemed to be the beneficial owner.

(4) Includes 82,500 shares that Mr. Zilkha has the right to acquire through the exercise of warrants.

(5)   Based on a Schedule 13D, dated January 10, 2000.

(6)   Based on a Schedule 13G, dated February 26, 1998.

(7) Based on Schedule 13G, dated February 11, 2000, and based on Company knowledge.

(8) Includes 132,500 shares which Mr. Jacobson has the right to acquire through the exercise of stock options and warrants.

(9) Includes 3,000 shares owned by Mr. Jacobson's spouse, as to which Mr. Jacobson shares voting and investment power.

(10) The number of shares that all directors and officers as a group have the right to acquire through the exercise of stock options and warrants is 215,000.

(11) Includes 113,500 shares reported as beneficially owned by MSR Capital Partners as Mr. Roher is a general partner of MSR Capital Partners. Also includes 41,250 shares that Mr. Roher has the right to acquire through the exercise of warrants. According to the Schedule 13D filed by MSR Capital Partners, "MSR has no contracts, arrangements, understandings or relationships (legal or otherwise) with any other person relating to the securities of the issuer, other than the relationship of Mr. Roher to MSR by virtue of his position as general partner of MSR. On Monday January 10, 2000, Mr. Roher individually invested $250,000 in a private placement acquiring a 13% Subordinated Note due January 2002, with detachable warrants to acquire 41,250 additional shares of the Company's Common Stock. The warrants are exercisable at 2.375 per shares through January 2004. There is no contract arrangement or understanding between Mr. Roher and MSR with respect to such warrants or the shares which may be acquired thereby. Mr. Roher has advised MSR that the transaction was for investment purposes only."

                             ELECTION OF DIRECTORS
                                (Proposal No. 1)

     The Company's Certificate of Incorporation and By-laws provide for a Board of Directors elected by the holders of Common Stock, which is divided into three classes of directors serving staggered three-year terms. The Board of Directors is currently comprised of five members, with Class I and Class III consisting of two directors each and Class II consisting of one director.

     At the 2000 Annual Meeting of Stockholders, two Class I directors will be elected for terms expiring at the 2003 Annual Meeting of Stockholders. The Board of Directors has recommended Gordon H. Newman and Robert S. Davis as the nominees for election as the Class I directors. The continuing Class II director, Ezra Zilkha, is serving a term that expires on the date of the 2001 Annual Meeting of Stockholders. The continuing Class III directors, John R. Torell III and Edwin Jacobson, are serving a term that expires on the date of the 2002 Annual Meeting of Stockholders.

     Unless otherwise specified in the accompanying proxy, the shares of Common Stock voted pursuant thereto will be cast for Gordon H. Newman and Robert S. Davis, the Class I directors, to hold office until the 2003 Annual Meeting of Stockholders and until their successors have been duly elected and shall have qualified. If, for any reason, at the time of election, Gordon H. Newman and Robert S. Davis should be unable or unwilling to accept nomination or election, it is intended that such proxy will be voted for the election, in their place, of a substitute nominee or nominees recommended by the Board of Directors. However, the Board of Directors has no reason to believe that either Gordon H. Newman and Robert S. Davis will be unable or unwilling to serve as directors.

     Information with respect to the Company's nominees for directors and continuing directors is set forth below. The Board of Directors recommends that the stockholders vote FOR the election of Robert S. Davis and Gordon H. Newman as the Company's Class I Directors.


                                                   Principal Occupation, Business
Name and Age                                        Experience and Directorships
-------------                                       ----------------------------

Nominees for Class I Directors
Gordon H. Newman, 67..............  Director of the Company (Class I) (since February 1999);
                                    Member of the audit committee of the Board of the Company;
                                    Private Investor and Trustee for various non-profit
                                    entities (since 1995); Senior Vice President, General
                                    Counsel (1975-1995) and Vice President, Assistant General
                                    Counsel and Assistant Secretary (1967-1975), Sara Lee
                                    Corporation (formerly Consolidated Foods Corporation).

Robert S. Davis, 85...............  Director of the Company (Class I) (since October 1988);
                                    Member of the compensation committee and chairman of the
                                    audit committee of the Board of the Company; Self-employed consultant (for more than the past five years); Senior Vice
                                    President (1978-79), St. Paul Companies (insurance), St.
                                    Paul, Minnesota.

Continuing Class II Director
Ezra K. Zilkha, 74................  Director of the Company (Class II) (since October 1988);
                                    Chairman of the Board of the Company; Member of the
                                    executive committee and chairman of the compensation
                                    committee of the Board of the Company; President and
                                    Director (since 1956), Zilkha & Sons, Inc. (private
                                    investments), New York, New York; Mr. Zilkha  also serves
                                    as a director of The Newhall Land and Farming Company.

Name and Age                        Principal Occupation, Business
------------                        Experience and Directorships
                                    ----------------------------
Continuing Class III Directors
Edwin Jacobson, 70................  President and Chief Executive Officer of the Company
                                    (since September 1990);  Director  of the Company (Class III)
                                    (since November 1985); Chairman of the executive committee of the Board of the Company; President and Chief Executive Officer
                                    of CMC Heartland Partners (since September 1990), Chicago,
                                    Illinois (real estate) (a general partnership of which the
                                    Company is the managing general partner); Chairman of the
                                    Executive Committee (June 1992-March 1999) and President
                                    and Chief Executive Officer (1994-1997), Avatar Holdings
                                    Inc. (real estate, water and wastewater utilities
                                    operations), Coral Gables, Florida.  Mr. Jacobson also
                                    serves as a director of JCC Holdings Inc.

John R. Torell III, 60............  Director of the Company (Class III) (since September 1997);
                                    Member of the executive committee of the Board of the
                                    Company, Chairman (since 1990), Torell Management Inc.
                                    (financial advisory), New York, New York; Chairman and
                                    Chief Executive Officer (1990-1994), Fortune Bancorp
                                    (banking), Tampa, Florida; Chairman, President and Chief
                                    Executive Officer (1988-1989), CalFed, Inc. (banking), Los
                                    Angeles, California; President (1982-1988), Manufacturers
                                    Hanover Corporation (banking), New York, New York.  Mr.
                                    Torell also serves as a director of American Home Products
                                    Corporation, Claremont Technology Group, Inc.,  Paine
                                    Webber Group Inc., and marchFIRST, Inc.


Meetings and Committees of the Board of Directors

     During the fiscal year ended December 31, 1999, the Board of Directors held twelve meetings. During such period, each of the incumbent directors of the Company attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served. The Board of Directors has standing executive, audit and compensation committees.

     The members of the executive committee are Edwin Jacobson, John R. Torell III and Ezra K. Zilkha. The executive committee, subject to certain exceptions, has the authority to act in place of the Board of Directors, when it is not in session, on all matters which would otherwise come before the Board of Directors, including the functions of board nominations. The executive committee held no meetings during the fiscal year ended December 31, 1999.

     The members of the audit committee are Gordon H. Newman and Robert S. Davis. The audit committee's primary responsibilities are to select the Company's independent auditors, to approve the overall scope of the audit, to review the results of operations of the Company and to review the Company's system of internal controls. The audit committee held two meetings during the fiscal year ended December 31, 1999.

     The members of the compensation committee are Ezra K. Zilkha and Robert S. Davis. The compensation committee's primary responsibilities are to review the compensation arrangements relating to executive officers and key employees of the Company, to make recommendations to the Board of Directors concerning executive compensation and benefits policies for the Company, and to administer the Company's 1997 Incentive and Capital Accumulation Plan. The compensation committee held no meetings during the fiscal year ended December 31, 1999.

Executive Officers

     The following table sets forth certain information with regard to the executive officers of the Company (other than Edwin Jacobson, who also serves as a director of the Company).


                                                   Principal Occupation, Business
Name and Age                                        Experience and Directorships
-------------                                       ----------------------------

Lawrence S. Adelson, 50...........  Vice President and General Counsel (since October 1988) of the Company; General Counsel (since June 1990), CMC
                                    Heartland Partners (real estate) (a general partnership of which the Company is the managing general partner); Vice
                                    President and General Counsel (1988-1995), Chicago
                                    Milwaukee Corporation (investment company); General Counsel
                                    (1985-1989), CMC Real Estate Corporation.

Richard P. Brandstatter, 44.......  Vice President - Finance, Secretary and Treasurer of the
                                    Company (since February 1999); Vice President - Finance,
                                    Secretary and Treasurer (since August 1995); Controller
                                    (November 1994-August 1995) CMC Heartland Partners;
                                    Controller (1987-1994), Montalbano Builders (land
                                    development and homebuilding).

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the "Committee") consists entirely of nonemployee directors, and its primary function is to make recommendations to the Board of Directors concerning executive compensation and benefits policies for the Company. The overall compensation policy which the Committee pursues for the executive officers and key employees of the Company is to provide a reward structure that motivates such individuals toward achieving the Company's strategic and financial goals, while concurrently providing compensation sufficient to attract and retain highly competent management personnel. The Committee is also responsible for administering the Company's 1997 Incentive and Capital Accumulation Plan (the "Plan").

     The Company's compensation structure consists of base salary, annual cash bonuses and stock-based awards under the Plan. The combination of these three components of an individuals' compensation coordinates the goals of providing compensation that attracts and retains highly competent managers, and aligning the interests of such managers with the interests of stockholders in appreciation of the value of the Common Stock.

     Base salary levels are set to reflect an individuals' position, responsibilities, experience, leadership and contribution to the success of the Company. Cash bonuses further reward eligible executives for superior individual performance and overall performance of the Company. Stock based compensation pursuant to the Plan creates an incentive to eligible executives to enhance the performance of the Company and the Common Stock in the future. Determination of the amount of cash bonuses and stock based compensation depends upon factors specific to each individual, and is made by the subjective determination of the Compensation Committee.

     In 1997, the stockholders of the Company approved the Plan in order to provide incentives which will attract and retain highly competent persons as key employees of the Company and its subsidiaries, and to assist in aligning the interest of the Company's key employees with those of its stockholders. The Plan makes available, subject to certain adjustments, 175,000 shares of Common Stock to be reserved for awards under the Plan. The Committee has the authority to select officers and other key employees of the Company and its subsidiaries who are to receive benefits pursuant to the Plan. The Committee also has the power to modify or waive restrictions, amend benefits and to grant extensions and accelerations of benefits under the Plan. The Plan provides for the grant of any or all of the following types of benefits: (i) stock options, including incentive stock options and non-qualified stock options; (ii) stock appreciation rights; (iii) stock awards, including restricted stock; (iv) performance awards; and (v) stock units. During 1998, the Committee granted benefits in respect of an aggregate of 175,000 shares of Common Stock.

     During 1999, Mr. Jacobson received compensation from the Company for acting in his capacity as President and Chief Executive Officer of the Company. Mr. Jacobson's compensation is paid pursuant to an employment agreement, dated as of June 29, 1993, as amended. No cash bonuses were paid to him for 1999.

     There were no matters that required the attention of the Compensation Committee during 1999.

Members of the Compensation Committee:

Ezra K. Zilkha, Chairman
Robert S. Davis

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total returns on an assumed investment of $100 in the Common Stock at the closing price of the Common Stock on the last trading day of the calendar year ending December 31, 1993, as of the last trading day of each of the calendar years indicated below with the returns of a similar investment in the American Stock Exchange Market Value Index (a market value weighted broad market index maintained by Media General Financial Services, Inc. covering stocks listed on the American Stock Exchange) and a market value weighted index of all publicly traded companies in the Printed Circuit Board industry (SIC Code 3672) that have a market capitalization of less than $500 million (the Peer Index). The calculation of total returns herein assumes full reinvestment of dividends and no payment of brokerage or other commissions or fees. Past performance is not necessarily indicative of future performance. As a result of an acquisition on May 30, 1997, the Company began operating in the Printed Circuit Board industry. Prior to that time, the Company invested in securities.

                                    [GRAPH]

                               1994    1995    1996    1997    1998    1999
                              ------  ------  ------  ------  ------  -------

Heartland Technology, Inc...  100.00   92.19   77.34  206.25   68.75    37.50
Amex Market  Index..........  100.00  128.90  136.01  163.66  161.44   201.27
Peer Index*.................  100.00  160.61  213.87  291.85  519.17  1007.62

Source:  Media General Financial Services, Inc.

* The Peer Index includes: ACT Manufacturing, Inc., Actel Corp., Ariel Corp., Benchmark Electronics, Circuit Systems, Inc., EFTC Corporation, Elamex S.A. DE C.V. CL 1, Eltek Ltd., Flextronics International Ltd., Gadzoox Networks, Inc., Hadco Corp., IEC Electronics Corp., Imaging Technologies CP, Jabil Circuit, Inc., M-Wave, Inc., Merix Corp., Palomar Medical Tech., Park Electrochemical CP, Parlex Corp., Performance Tech, Inc., Plexus Corp., Qlogic Corp., Sanmina Corp., SCI Systems, Inc., Sheldahl, Inc., Sigmatron International, Inc., Smtek International, Inc., Solectron Corp., Sypris Solutions, Inc.

     The Compensation Committee Report and Performance Graph contained in this Proxy Statement are not incorporated by reference into any filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporate filings or portions thereof without specific reference to the incorporation of these captions of the Proxy Statement.

                            EXECUTIVE COMPENSATION

                          Summary Compensation Table*

     The following table sets forth information in respect of the compensation for 1999, 1998 and 1997 of the Company's Chief Executive Officer, the only executive officer of the Company whose total salary and bonus in 1999 exceeded $100,000 (sometimes referred to herein as the "Named Executive Officer"):

                                                                           Long-Term
                                                                         Compensation
                                                                            Awards
                                                                            ------
                                         Annual Compensation              Securities         All Other
                                         -------------------              Underlying       Compensation
                                                                         Options/SARs

                                 Year     Salary ($)       Bonus ($)           (#)              ($) (1)
                                 ----     ----------       ---------          -----          ----------
Edwin Jacobson*                   1999        175,000           0                  0             1,950
President and                     1998        175,000           0             75,000             5,000
Chief Executive Officer           1997        139,583           0                  0             1,599


 ______________________

* Mr. Jacobson also provides services to CMC Heartland Partners (the general partnership of which the Company and Heartland Partners L.P. ("Heartland Partners") are general partners) ("CMC Heartland"). Since 1997, CMC Heartland has paid the full compensation of Mr. Jacobson for services rendered to the Company and to CMC Heartland. CMC Heartland has been reimbursed by the Company pursuant to a certain Facilities Agreement for the cost allocated to the Company with respect to the services Mr. Jacobson has rendered to the Company. Therefore, the table sets forth compensation awarded to, earned by or paid to Mr. Jacobson that has been allocated to the Company.

(1) All Other Compensation for 1999 consists of contributions for Mr. Jacobson made by CMC Heartland under CMC Heartland's Group Savings Plan, a salary reduction plan qualified under Sections 401(a) and (k) of the Internal Revenue Code of 1986, as amended, to match 1998 pre-tax elective deferrals contributions (included under Salary) made to such plan.

                  Aggregated Option/SAR Exercises in 1999 and
                     Option/SAR Values at December 31, 1999

          No options or stock appreciation rights were exercised by Mr. Jacobson in 1999. The following table provides information regarding the total number of securities underlying unexercised options and stock appreciation rights as of December 31, 1999.

                          Number of Securities Underlying
                            Unexercised Options/SARs at
                               December 31, 1999 (#)
                              -------------------------

                            Exercisable           Unexercisable
                            -----------           -------------

Edwin Jacobson                 75,000                  0

Employment Agreement

          Edwin Jacobson, the Company's President and Chief Executive Officer, provides services to the Company in such capacities pursuant to an employment agreement, dated June 29, 1993, as amended, for a term ending on May 30, 2005. The employment agreement provides for an annual base salary of $175,000, all or a portion of which may be deferred at Mr. Jacobson's election. During the term of the employment agreement, Mr. Jacobson has the right to continue his employment with CMC Heartland and to pursue other employment and business activities not in competition with the activities of the Company (after prior notice of such activities has been delivered to the Chairman of the Executive Committee of the Board of Directors of the Company), and is not obligated to devote his full business time to the activities of the Company. Mr. Jacobson is, however, required to devote an amount of time to the activities of the Company determined by the Board of Directors to be required of him to accomplish the business objectives of the Company. On June 1, 1997, the employment agreement was amended to increase Mr. Jacobson's base salary from $90,000 to the current $175,000 per year. On April 11, 2000, the Employment Agreement was amended to extend the expiration date to May 30, 2005.

          Mr. Jacobson's employment agreement provides for certain payments to be made in the event his employment is terminated prior to the end of its term. If Mr. Jacobson's employment is terminated by his death, the Company will pay his designated beneficiary (or if there is none, to his estate) an amount equal to the amount, if any, by which $150,000 exceeds the proceeds payable to his designated beneficiary (or estate) pursuant to any life insurance policy covering his life maintained by the Company. If Mr. Jacobson's employment is terminated by the Company for "Cause" or by Mr. Jacobson for other than "Good Reason", the Company will pay him his base salary through the date of termination. If Mr. Jacobson's employment is terminated either by the Company other than for "Cause" or other than on account of Mr. Jacobson's "permanent disability" or by Mr. Jacobson for "Good Reason", then the Company will continue to pay him base salary through May 30, 2005, will pay him all his other damages that he may be entitled to receive as a result of such termination, and will maintain until May 30, 2005, for his benefit, all employee benefit plans and programs in which he was entitled to participate. The terms "Cause", "Good Reason" and "permanent disability" are defined in the employment agreement.

Director Compensation

          The Company's compensation program for nonemployee directors provides that each nonemployee director receive an annual retainer of $18,000, payable in quarterly installments, and receive $1,000 for each Board meeting physically attended. Nonemployee directors also receive $1,000 for each committee meeting
physically attended.   Employees of the Company receive no additional
compensation for serving as a director. The Company also reimburses directors for meeting expenses.

       APPROVAL OF AMENDMENT TO THE COMPANY'S 1997 INCENTIVE AND CAPITAL
                               ACCUMULATION PLAN
                               (Proposal No. 2)

          The Board of Directors has approved, subject to the approval by the stockholders at the Annual Meeting, an amendment to the Milwaukee Land Company 1997 Incentive and Capital Accumulation Plan which would make an additional 75,000 shares of common stock available under the Plan.

Background
          On April 4, 1997, Heartland Technology, Inc., formerly known as Milwaukee Land Company (the "Company"), established the Milwaukee Land Company 1997 Incentive and Capital Accumulation Plan (the "Plan") for the benefit of eligible employees of the Company.

          The Compensation Committee desires to amend the Plan to provide that an additional 75,000 shares of common stock be available for benefit for an aggregate of 250,000 shares under the Plan.

          The Board of Directors voted and approved that:

               Effective March 22, 2000, the Plan shall hereinafter be known as the Heartland Technology, Inc. 1997 Incentive and Capital Accumulation Plan; and

               Subject to shareholder approval, effective March 22, 2000,
               Section 5 of the Plan is hereby amended by deleting all references to "175,000" and replacing such references with "250,000."

          The foregoing summary of the proposed changes to the Plan is not intended to be complete and is qualified in its entirety by reference to the copy of the Amendment that is annexed to this Proxy Statement.

Required Vote

          Approval of the amendment to the Plan requires the affirmative vote of the holders of the majority of the Common Stock represented at the meeting and voting on the issue, whether in person or by proxy.

     The Board of Directors recommends that the stockholders vote FOR the amendment to the Plan.

                            ADDITIONAL INFORMATION

Certain Relationships and Related Transactions
          Edwin Jacobson, a director of the Company and its President and Chief Executive Officer, also serves as the President and Chief Executive Officer of Heartland Partners and CMC Heartland. The Company is the general partner of Heartland Partners and the managing general partner of CMC Heartland (with Heartland Partners being the other general partner of CMC Heartland). The Company also owns the Class B limited partnership interest in Heartland Partners.

          The Company has a management agreement with CMC Heartland, pursuant to which CMC Heartland is required to pay the Company an annual management fee in the amount of $425,000 through December 31, 1999. The Company has a facilities agreement with Heartland Partners pursuant to which Heartland Partners makes available to the Company office space, equipment and personnel. Total expense incurred for 1999 was $1,028,000. As of December 31, 1999, a portion remained unpaid and is included in payable to affiliates.

          On December 23, 1999 the Company received subscriptions for $2 million in subordinated debentures at an interest rate of 13% for a two-year term. The subscribers were Ezra Zilkha, chairman, Edwin Jacobson, chief executive officer, and other shareholders of Heartland Technology. The Debentures were accompanied by warrants which permit the purchase of 165 Heartland Technology common shares per $1,000 principal amount of the debentures, or an aggregate of 330,000 common shares for the entire $2 million subscribed. The warrants are exercisable at any time during their four-year duration at an exercise price of $2-3/8 per share. The debentures are secured by the Class B units of Heartland Partners, L.P. which are held by Heartland Technology. In the event that Heartland Partners enters into a loan agreement with Heartland Technology collateralized by the Class B units, that security interest will be released. At March 31, 2000, all $2 million subscriptions had been funded.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and any persons who own more than ten percent of Common Stock, to file forms reporting their initial beneficial ownership of Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission and the American Stock Exchange. Officers, directors and greater than ten-percent beneficial owners are also required to furnish the Company with copies of all such Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during the 1999 fiscal year all Section 16(a) filing requirements were complied with.

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                               (Proposal No. 3)

          Upon recommendation of the audit committee, the Board of Directors has appointed Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2000.

          In the event stockholders do not ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the forthcoming fiscal year, such appointment will be reconsidered by the audit committee and the Board of Directors.

          A representative of Ernst & Young LLP will be present at the Annual Meeting of Stockholders to respond to appropriate questions and to make such statements as he or she may desire.

          The Board of Directors recommends that the stockholders vote FOR ratification of the appointment of Ernst & Young LLP as the Company's independent accountants.

                               OTHER INFORMATION

Stockholder Proposals and Director Nominations for 2001 Annual Meeting

          Any stockholder who wishes to present a proposal for action at the next annual meeting of the Company, and who wishes to have it set forth in the Company's proxy statement for such annual meeting and identified in the form of proxy proposed by the Company in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, must notify the Company in such a manner that such notice is received by the Company not later than December 31, 2000, and in such form as is required by the rules and regulations promulgated by the Securities and Exchange Commission.

          With respect to a proposal submitted by a stockholder outside of the process of Rule 14a-8 for which notice is not received by the Company at its principal executive offices prior to March 15, 2001, the proxy to be solicited on behalf of the Company's Board of Directors for the 2001 Annual Meeting may confer discretionary authority to vote on any such proposal properly coming before the 2001 Annual Meeting.

Cost of Solicitation

          The Board of Directors of the Company is soliciting proxies from stockholders for use at the Annual Meeting. The expense of this solicitation will be borne by the Company. Officers and employees of the Company, in the ordinary course of business and at nominal expense, may supplement this solicitation by mail, telephone call, telegraph or letter, for which they will be reimbursed for out-of-pocket expenses but will receive no additional compensation. The Company has retained D.F. King, Inc. to assist in the distribution of proxy solicitation materials and with the solicitation of proxies, at a cost of approximately $4,000. Brokers or other persons holding Common Stock in their names or in the names of their nominees will, upon request, be reimbursed for their actual expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

Other Business

          The Board of Directors of the Company knows of no other matters that may be presented at the Annual Meeting of Stockholders other than as set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the meeting, or any adjournment or adjournments thereof, it is intended that holders of proxies solicited hereby will vote thereon in their discretion.

          It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                               By Order of the Board of Directors,

                               /s/ Richard P. Brandstatter

                               Richard P. Brandstatter
                               Vice President - Finance, Secretary and Treasurer


Dated:  September 25, 2000
Chicago, Illinois

                                                                         ANNEX A
                             FIRST AMENDMENT TO THE
                             MILWAUKEE LAND COMPANY
                  1997 INCENTIVE AND CAPITAL ACCUMULATION PLAN

          WHEREAS, effective April 4, 1997, Heartland Technology, Inc., formerly known as Milwaukee Land Company (the "Company"), established the Milwaukee Land Company 1997 Incentive and Capital Accumulation Plan (the "Plan") for the benefit of eligible employees of the Company.

          WHEREAS, Section 2 of the Plan provides that the Plan shall be administered by a committee of the Board of Directors of the Company or a subcommittee of the Committee of the Board, appointed by the Board from among its members (the "Committee");

          WHEREAS, Section 20 of the Plan provides that the Committee has the power to amend the Plan.

          WHEREAS, the Committee desires to change the name of the Plan to the Heartland Technology, Inc. 1997 Incentive and Capital Accumulation Plan to reflect the change in the name of the Company from the Milwaukee Land Company to Heartland Technology, Inc.; and

          WHEREAS, the Committee desires to amend the Plan to provide that an additional 75,000 shares of common stock be available for benefit for an aggregate of 250,000 shares under the Plan.

          THEREFORE, the Plan is amended as follows:

          1. Effective March 22, 2000, the Plan shall hereinafter be known as the Heartland Technology, Inc. 1997 Incentive and Capital Accumulation Plan; and

          2.   Subject to shareholder approval, effective March 22, 2000,
Section 5 of the Plan is hereby amended by deleting all references to "175,000" and replacing such references with "250,000."

          IN WITNESS WHEREOF, the Committee has executed this amendment by its duly authorized officers on the date written below:

                              HEARTLAND TECHNOLOGY, INC.


                              By: Edwin Jacobson
                                  ------------------------------------

                              Its: President and CEO
                                   -----------------------------------

               ANNUAL MEETING OF STOCKHOLDERS - OCTOBER 31, 2000

     The undersigned hereby appoints EDWIN JACOBSON, RICHARD P. BRANDSTATTER and LAWRENCE S. ADELSON, and each or any of them, as proxies, with full power of substitution to vote all shares of Common Stock of HEARTLAND TECHNOLOGY, INC. represented by this proxy which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on October 31, 2000, and at any adjournment(s) thereof, with all powers the undersigned would possess if personally present at such meeting, on the following matters:

         PLEASE DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side)

                           HEARTLAND TECHNOLOGY, INC.

The Board recommends a vote FOR Proposals 1, 2 and 3.



                                                                      Withhold
                                                      For             Authority
1.   Election of Directors                            [ ]                [ ]
     Nominees:              Gordon H. Newman
                            Robert S. Davis

2.   Ratification of the Amendment to the Milwaukee   For    Against  Abstain
     Land Company 1997 Incentive and                  [ ]      [ ]       [ ]
     Capital Accumulation Plan.

3.   Ratification of selection of Ernst & Young, LLP  For    Against    Abstain
     as the Company's independent auditors.           [ ]       [ ]      [ ]

4. In their sole discretion on any other matters coming before the meeting or any adjournment or adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR the nominees listed in Proposal 1, FOR proposal 2, FOR proposal 3, and in the sole discretion of the proxies upon such other business as may properly come before the meeting or any adjournments thereof.

                                                      Dated:_____________, 2000

                             Signature (s)______________________________________

                             IMPORTANT: Please date and sign exactly as your name appears hereon. When signing as executor, administrator, trustee, agent, attorney, guardian, or corporate officer, please set forth your full title. Joint owners should each sign.